Exhibit 2 (a) (iii)

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

of

Private Advisors Alternative Strategies Fund

(a Delaware Statutory Trust)

Dated as of December 14, 2011

As

Amended and Restated as of June 4, 2015

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i

Table of Contents

(continued)

ii

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

of

Private Advisors Alternative Strategies Fund

THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.

WHEREAS, the initial Trustees executed an Agreement and Declaration of Trust effective as of December 14, 2011 (the “Original Declaration of Trust”); and

WHEREAS, the Trustees desire to amend and restate the Original Declaration of Trust in its entirety;

NOW, THEREFORE, the Trustees do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest of this Trust as hereinafter set forth.

ARTICLE I
Name and Definitions

Section 1.          Name.  This Trust shall be known as “Private Advisors Alternative Strategies Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

Section 2.          Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)          “Administrator” means a party furnishing services to the Trust pursuant to any administration contract described in Article IV, Section 8(a) hereof;

(b)          “Affiliated Person” shall have the meaning given such term in the 1940 Act.

(c)          “Assignment” shall have the meaning given such term in the 1940 Act.

(d)         “By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(e)          “Certificate of Trust” means the certificate of trust filed by the Trustees of this Trust on December 15, 2011, in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act, as it may be amended or restated from time to time;

(f)          “Closing Date” means the initial closing date on which the Trust accepts subscriptions for Shares from one or more Shareholders (other than the Investment Adviser or an affiliate of the Investment Adviser) and issues Shares in consideration thereof.

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(g)          “Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(h)          “Commission” shall have the meaning given such term in the 1940 Act;

(i)           “Compulsory Repurchase Instrument” shall have the meaning ascribed in Article VIII, Section 2(f)(iii) hereof.

(j)           “Compulsorily Repurchased Shareholder” shall have the meaning ascribed in Article VIII, Section 2(f)(ii) hereof.

(k)          “Compulsory Repurchase Valuation Date” shall have the meaning ascribed in Article VIII, Section 2(f)(i) hereof.

(l)           “Declaration” or “Declaration of Trust” mean this Amended and Restated Declaration of Trust, as amended, supplemented or amended and restated from time to time;

(m)          “Delaware Statutory Trust Act” or “Delaware Act” mean the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;

(n)          “Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time;

(o)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(p)          “Fiscal Year” means the period commencing on the Closing Date and ending on the following March 31, and thereafter each period commencing on April 1 of each year and ending on March 31 of that year (or on the date of a final distribution made in accordance with Article IX, Section 2 hereof, unless the Trustees designate another fiscal year for the Trust). The taxable year of the Trust will end on March 31 of each year, or on any other date designated by the Trustees that is a permitted taxable year-end for tax purposes, and need not be the same as the Fiscal Year.

(q)           “Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Prospectus or contained in any current Registration Statement on Form N-2 of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act;

(r)           “Hedge Funds” means unregistered investment funds and registered investment companies in which the Master Fund may invest.

(s)          “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

(t)          “Investment Adviser” means a party furnishing services to the Trust pursuant to any investment advisory contract described in Article IV, Section 8(a) hereof;

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(u)          “Master Fund” means Private Advisors Alternative Strategies Master Fund;

(v)          “Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with Shares voting together as a single series (or class);

(w)         “Net Asset Value” means the net asset value of each Outstanding Share, determined as provided in Article VI, Section 1 hereof;

(x)           “Notice Date Period” means the period of time, as specified in any tender offer made by the Trust, by which Shareholders choosing to tender Shares for repurchase must notify the Trust of their intent.

(y)          “1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(z)          “Outstanding Shares” means Shares shown in the books of the Trust or its transfer agent as then-outstanding;

(aa)         “Person” means and includes natural persons, corporations, partnerships, limited partnerships, separate accounts, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity, whether or not a legal entity, in its own or any representative capacity, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign;

(bb)         “Principal Underwriter” shall have the meaning given such term in the 1940 Act;

(cc)         “Prospectus” shall mean the Prospectus and Statement of Additional Information of the Trust, if any, as in effect from time to time under the Securities Act.

(dd)        “Repurchase Instrument” shall have the meaning ascribed in Article VIII, Section 2(e)(ii) hereof.

(ee)         “Repurchase Valuation Date” means the date as of which Shares to be repurchased are valued by the Trust.

(ff)          “Securities” means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in Hedge Funds.

(gg)        “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

(hh)         “Shareholder” means a record owner of Outstanding Shares;

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(ii)         “Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

(jj)         “Transfer” means the assignment, transfer, sale or other disposition of any Shares, including any right to receive any allocations and distributions attributable to Shares. Verbs, participles or adjectives such as “Transfer,” “Transferred” and “Transferring” have correlative meanings.

(kk)         “Trust” means the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

(ll)         “Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust;

(mm)         “Trustees” means the Person or Persons who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed and have qualified to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

ARTICLE II
Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of a closed-end management investment company registered under the 1940 Act.  In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a closed-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

ARTICLE III
Shares of Beneficial Interest

Section 1.          Beneficial Interest

The beneficial interest in the Trust shall be divided into an unlimited number of transferable shares of beneficial interest, par value $.001 per share.  All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend or distribution in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

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Section 2.          Other Securities

The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 3.          Transfer of Shares.

Shares shall be transferable on the records of the Trust only in accordance with Article VIII, Section 1 hereof and by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required.  Upon such delivery the transfer shall be recorded on the applicable register of the Trust.  Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence or other operation of law.

Section 4.          Register of Shares

A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof.  Separate registers shall be established and maintained for each class or series of Shares.  Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon.  It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

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Section 5.          Transfer Agent and Registrar

The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares.  The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares.  Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 6.          Notices

Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

Section 7.          Status of Shares

The Shares shall be personal property giving only the rights in this Declaration specifically set forth.  The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares.  The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

Section 8.           Issuance of Shares.

The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.  The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares.  Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

Section 9.          Limitation of Personal Liability

No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any series or class except by reason of their own acts or conduct.  Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.  Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware, to the extent that such limitation of liability is greater than the limitation of liability specifically provided in this Section.

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Section 10.        Derivative Actions

(a)          No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust.  No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action.

(b)          In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(i)           the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and

(ii)          unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.  For purposes of this Article III, Section 10(b), the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand and, if necessary, to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

Section 11.        Indemnification of Shareholders.

If any Shareholder or former Shareholder shall be held to be personally liable solely by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or such Person’s heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such claim or demand.  The Trust may, at its option, assume the defense of any such claim made against such Shareholder.  The Trust shall not be responsible for satisfying any obligation arising from such a claim that has been settled by the Shareholder without the prior written notice to, and consent of, the Trust.

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Section 12.       Reports

The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Trust Shares are listed, a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements.  Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders.  The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

ARTICLE IV
Trustees

Section 1.          Number and Qualification

As of the date hereof, the number of Trustees shall be eight and the initial Trustees shall be the signatories hereto.  Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than three or more than ten.  No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term.  An individual nominated as a Trustee shall not be under legal disability at the time of nomination.  Trustees need not own Shares and may succeed themselves in office.

Section 2.          Term and Election

Each Trustee shall serve during the lifetime of the Trust until he or she (a) dies, (b) resigns, (c) has reached the mandatory retirement age, if any, as set by the Trustees, (d) is declared incompetent by a court of appropriate jurisdiction, or (e) is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Subject to the provisions of the 1940 Act, the Trustees at any time may elect Trustees to fill vacancies in the number of Trustees. Each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified.

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Section 3.          Resignation and Removal

Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.  Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Article IV, Section 1 hereof) (a) with or without cause at any meeting of Shareholders by a vote of two-thirds of the Outstanding Shares of the Trust, or (b) with or without cause at any time by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective. of the Shares then entitled to vote in an election of such Trustee.  Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee.  Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.  Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal.

Section 4.          Effect of Death, Resignation, etc. of a Trustee.

The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.  Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.  As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees.  In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s Investment Adviser is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

Section 5.          Powers and Duties.

(a)          General.  The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law.  The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust.  The enumeration of any specific power herein shall not be construed as limiting the aforesaid power.  Such powers of the Trustees may be exercised without order of or resort to any court.

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Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust.  Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce the number of Trustees; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Trustees to the extent that the Trustees so determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ an Administrator for the Trust and authorize such Administrator to employ sub-administrators; employ an Investment Adviser to the Trust and authorize such Investment Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such Investment Adviser, Administrator, sub-adviser, sub-administrator, custodian, transfer agent or Principal Underwriter.  Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.  Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by: (1) a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware; or (2) by the written consent of a majority of the Trustees then in office, subject to any conditions, requirements or restrictions contained in the By-Laws.

(b)           Legal Title.  Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

To the extent any Trust Property is titled in the name of one or more Trustees, the right, title and interest of such Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification.  Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

(c)          Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

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(i)          To invest and reinvest cash and other property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers’ acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, or by any corporation or organization organized under any foreign law, or engage in “when issued” or delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said instruments;

(ii)         To invest substantially all of its assets, net of reserves maintained for reasonably anticipated expenses, in the Master Fund;

(iii)        To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(iv)        To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(v)         To exercise powers and right of subscription or otherwise which in any manner arise out of ownership or securities;

(vi)        To hold any security or property in any form, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

(vii)       To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

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(viii)      To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(ix)         To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

(x)          To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(xi)         To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

(xii)        To endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

(xiii)       To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(xiv)      To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

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(xv)       To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

(xvi)      To enter into contracts of any kind and description;

(xvii)     To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(xviii)    To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(xix)       To interpret the investment policies, practices, or limitations of the Trust or any class; and

(xx)        To select brokers, dealers, futures commission merchants, banks or any agents or other entities, as appropriate, with which to effect transactions in securities and other instruments or investments including, but not limited to, stocks, bonds, currencies, futures, forwards, swaps and other instruments including money market instruments;

(xxi)      To execute and enter into brokerage contracts, risk disclosure and other agreements reasonable, necessary or convenient in order to transact in the foregoing instruments;

(xxii)      To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Article VIII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted corporations formed under the Delaware General Corporation Law; and

(xxiii)     To engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage subject to the requirements of the 1940 Act.

(d)          The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust.  The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries.  The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.  The Trust may pursue its investment program and any other powers as set forth in this Article IV, Section 5 either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees or by operating in a master feeder structure.

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(e)          Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Principal Underwriter, distributor or transfer agent for the Trust or with any Interested Person of such person.  The Trust may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.

Section 6.          Expenses of the Trust.

Subject to Article IV, Section 8 hereof, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust) to pay directly or indirectly through contractual arrangements, or to reimburse the Trustees from the Trust Property, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of sale, addition and reduction of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining their existence; costs of preparing and printing the prospectuses, statements of additional information and Shareholder reports of the Trust and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust; costs of Trustee meetings; Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws; and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust.  The Trustees shall have a lien on the assets belonging to the Trust, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities authorized to be paid or reimbursed pursuant to this Section.  This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

Section 7.          Ownership of Assets of the Trust.

No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust.

Section 8.          Service Contracts.

(a)          Advisory, Management, and Administrative Services.  Subject to such requirements and restrictions as may be set forth under federal and/or state law or regulation and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or non-exclusive advisory, management and/or administrative services for the Trust or for any series or class with any corporation, trust, association or other Person; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment Adviser to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments; authority for the Investment Adviser or Administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators, or such other activities as may specifically be delegated to such party.

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(b)          Underwriters.  The Trustees may retain underwriters and/or placement or selling agents to sell Shares and other securities of the Trust.  The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities.  In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law or regulation and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, and any such contract may contain such other terms as the Trustees may determine.

(c)          Custodians.  The Trustees shall at all times employ a custodian or custodians meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust.  Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act, including without limitation authority:

(i) to hold the securities owned by the Trust and deliver the same upon written order;

(ii)         to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(iii)        to disburse such funds upon orders or vouchers;

(iv) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(v)         if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

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The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

(d)         Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Exchange Act, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

(e)          Other Entities and Services.  Subject to the 1940 Act, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust, as the Trustees determine to be in the best interests of the Trust.

(f)          The fact that:

(i)          any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, Administrator, sub-adviser, sub-administrator, Principal Underwriter, distributor or affiliate or agent of or for any corporation, trust, association or other Person, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

(ii)         any corporation, trust, association or other Person with which an advisory, management, or administration contract or Principal Underwriter’s or distributor’s contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management or administration contract, or Principal Underwriter’s or distributor’s or other service contract with one or more other corporations, trusts, associations, or other Persons, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

Section 9.          Trustees and Officers as Shareholders.

Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent.  The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

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Section 10.         Additional Provisions

The By-Laws may include further provisions with regard to the establishment of an advisory board of the Trust, the appointment of advisory board members, and such advisory board members’ rights, responsibilities, compensation, liability, indemnification, insurance and any other related matters as the Trustees in their sole discretion may determine.

ARTICLE V
Shareholders’ Voting Powers and Meetings

Section 1.          Meetings of Shareholders.

The Trust shall hold annual meetings of the Shareholders to the extent required by the 1940 Act, regulation or exchange on which Trust Shares are listed.  A special meeting of Shareholders may be called at any time by a majority of the Trustees or the President and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than fifty-one percent (51%) of the outstanding Shares of the Trust or class or series of Shares having voting rights on the matter, such request specifying the purpose or purposes for which such meeting is to be called.  Any shareholder meeting, including a Special Meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

Notwithstanding the foregoing, in the event that the Trust does not at least once during any twenty four consecutive month period beginning after January 1, 2013, offer to repurchase Shares tendered in accordance with such terms and conditions as the Board may determine in its sole discretion, the Board will be required to call a meeting of Shareholders for the purposes of considering whether to dissolve the Trust.

Section 2.          Voting Powers, Meetings, Notice, and Record Dates.

(a)          The Shareholders shall have power to vote only with respect to:

(i)          the election or removal of Trustees as provided in Article IV hereof; and

(ii)         such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

(b)          This Declaration expressly provides that no matter for which voting, consent or other approval is required by the Delaware Statutory Trust Act in the absence of the contrary provision in the Declaration shall require any vote.

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(c)          Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

(d)           Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class.  Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares.

(e)          There shall be no cumulative voting in the election or removal of Trustees.

(f)           Shares may be voted in person or by proxy.  A proxy may be given in writing.  The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner.  No proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust.  No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy.  Only Shareholders of record shall be entitled to vote.  Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

(g)          Until Shares of a class or series are issued, the Trustees may exercise all rights of Shareholders of that class or series and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders with respect to that class or series.  Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

(h)          Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

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Section 3.          Quorum and Required Vote.

(a) Quorum.  Except when a larger quorum is required by the 1940 Act, by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting.  When any one or more series (or classes) is to vote separately from any other Shares, thirty-three and one-third percent (33-1/3%) of the Shares of each such series (or class) entitled to vote shall constitute a quorum at a Shareholders’ meeting of that series (or class).

(b) Required Vote.  Except when a greater or lesser vote is required by any provision of this Declaration of Trust, the By-Laws, the 1940 Act, or a resolution of the Trustees, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a vote of the holders of at least a majority of the Shares then entitled to vote in an election of a Trustee shall elect such Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any series shall vote as a series (or that holders of a class shall vote as a class), then a majority of the Shares of that series (or class) voted on the matter (or the holders of at least a majority of the Shares of that series or class then entitled to vote in an election of the Trustee with respect to the election of a Trustee) shall decide that matter insofar as that series (or class) is concerned.

Section 4.          Record Dates for Dividends and Distributions.

For the purpose of determining the Shareholders of any series (or class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such series (or class) having the right to receive such dividend or distribution.  Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more series (or classes) at any time prior to the payment of a distribution.  Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different series (or classes).

Section 5.          Additional Provisions.

The By-Laws may include further provisions for Shareholders, votes and meetings and related matters.

ARTICLE VI
Determination of Net Asset Value

Subject to applicable law and Article IV, Section 5 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted resolution of the Trustees such bases and time or times for determining the Net Asset Value per Share of any series or class or net income attributable to the Shares of any series or class, or the declaration and payment of dividends and distributions on the Shares of any series or class, as they may deem necessary or desirable.  The Trustees shall cause the Net Asset Value of Shares of each series or class to be determined from time to time in a manner consistent with applicable laws and regulations.  The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.  The Net Asset Value of Shares shall be determined separately for each series or class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

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ARTICLE VII
Compensation, Limitation of Liability, and Indemnification

Section 1.          Trustee Compensation.

The Trustees in such capacity shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation.  However, the Trust will not compensate those Trustees who are otherwise compensated by the Investment Adviser, or any sub-adviser under the terms of any contract between the Trust and the Investment Adviser, or any sub-adviser, as applicable.  Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

Section 2.          Limitation of Liability.

A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee or officer of the Trust.  A Trustee or officer of the Trust shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee or officer, provided that nothing contained herein or in the Delaware Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer hereunder.  No Trustee who has been determined to be an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the Trustees shall be subject to any greater liability or duty of care in discharging such Trustee’s duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated.

Section 3.          Indemnification.

(a)          For purposes of this Section 3 and Section 5 of this Article VII and any related provisions of the By-laws, “Agent” means any Person who is, was or becomes an employee or other agent of the Trust who is not a Covered Person; “Proceeding” means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and “liabilities” and “expenses” include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

(b)          Subject to the exceptions and limitations contained in this Section, as well as any procedural requirements set forth in the By-Laws:

(i)          every person who is, has been or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against any and all liabilities and expenses reasonably incurred or paid by him in connection with the defense of any Proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee or officer, and against amounts paid or incurred by him in the settlement thereof;

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(ii)         every Person who is, has been, or becomes an Agent of the Trust may, upon due approval of the Trustees (including a majority of the Trustees who are not Interested Persons of the Trust), be indemnified by the Trust, to the fullest extent permitted by law, against any and all liabilities and expenses reasonably incurred or paid by him in connection with the defense of any Proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been an Agent, and against amounts paid or incurred by him in the settlement thereof;

(iii)        every Person who is serving or has served at the request of the Trust as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (“Other Position”) and who was or is a party or is threatened to be made a party to any Proceeding by reason of alleged acts or omissions while acting within the scope of his or her service in such Other Position, may, upon due approval of the Trustees (including a majority of the Trustees who are not Interested Persons of the Trust), be indemnified by the Trust, to the fullest extent permitted by law, against any and all liabilities and expenses reasonably incurred or paid by him in connection with the defense of any Proceeding in which he becomes involved as a party or otherwise by virtue of his being or having held such Other Position, and against amounts paid or incurred by him in the settlement thereof;

(c)          Without limitation of the foregoing and subject to the exceptions and limitations set forth in this Section, as well as any procedural requirements set forth in the By-Laws, the Trust shall indemnify each Covered Person who was or is a party or is threatened to be made a party to any Proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Covered Person, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him in connection with such proceeding to the maximum extent consistent with the Delaware Act and the 1940 Act.  The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.  No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(d)          No indemnification shall be provided hereunder to any Person who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively, “Disabling Conduct”) or (ii) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust.

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(e)          With respect to any Proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the Proceeding was brought, no indemnification shall be provided to a Trustee, officer, Agent or other Person unless there has been a dismissal of the Proceeding by the court or other body before which it was brought for insufficiency of evidence of any Disabling Conduct with which such Trustee, officer, Agent or other Person has been charged or a determination that such Trustee, officer, Agent or other Person did not engage in Disabling Conduct:

(i)          by the court or other body before which the Proceeding was brought;

(ii)         by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the Proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

(iii)        by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(f)          The Trust’s financial obligations arising from the indemnification provided herein or in the By-Laws (i) may be insured by policies maintained by the Trust; (ii) shall be severable; (iii) shall not be exclusive of or affect any other rights to which any Person may now or hereafter be entitled; and (iv) shall continue as to a Person who has ceased to be subject to indemnification as provided in this Section as to acts or omissions that occurred while the Person was indemnified as provided herein and shall inure to the benefit of the heirs, executors and administrators of such Person.  Nothing contained herein shall affect any rights to indemnification to which Trust personnel, including Covered Persons, may be entitled, and other persons may be entitled by contract or otherwise under law.

(g)          Expenses of a Person entitled to indemnification hereunder in connection with the defense of any Proceeding of the character described in paragraphs (a) and (b) above may be advanced by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Person that such amount will be paid over by him to the Trust if it is ultimately determined that he is not entitled to indemnification under this Section 3; provided, however, that either (i) such Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will be found entitled to indemnification under this Section.

Section 4.          Trustee’s Good Faith Action, Expert Advice, No Bond or Surety.

The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested.  A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee and shall not be liable for errors of judgment or mistakes of fact or law.  The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

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Section 5.          Insurance.

The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Person entitled to indemnification from the Trust in connection with any proceeding in which he or she may become involved by virtue of his or her capacity or former capacity entitling him or her to indemnification hereunder.

Section 6.          Employee Benefit Plans.

This Article does not apply to any Proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that Person’s capacity as such, even though that Person may also be an Agent of this Trust.  Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by law.

ARTICLE VIII

Transfers and Repurchases

Section 1.          Transfer of Shares.

(a)          Except with the express written consent of the Trustees, or any committee of the Trustees, any officers of the Trust or the Investment Adviser or its Affiliates to whom the Trustees have conferred authority to make Transfer decisions (a “Transfer Decision Person”), which consent may be withheld in such Transfer Decision Person’s sole and absolute discretion, a Shareholder may not Transfer any of its Shares or any attributes of its Shares in whole or in part to any Person, except for a Transfer that is effected solely by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Shareholder or otherwise and any such permitted transferee shall become automatically subject to and bound by the terms of this Declaration without any action on their part.  Any Transfer made or purported to be made in violation of this Declaration shall be void and of no effect.  No assignee, purchaser or transferee of any Shares may be admitted as a substitute Shareholder except with the written consent of a Transfer Decision Person, which consent may be given or withheld in its sole and absolute discretion.  To the extent any Shareholder, transferee or successor Shareholder is purported to have transferred any economic interest in the Trust in violation of this Declaration, the Trust shall not recognize such action and a Transfer Decision Person may terminate all or any part of the Shares of such Shareholder, transferee or successor Shareholder at no value or such value as such Transfer Decision Person determines in its sole and absolute discretion and the Shareholder, transferee or successor Shareholder will forfeit all or such portion of its Shares in connection with such termination as determined by such Transfer Decision Person in connection therewith.  With respect to a Repurchase Instrument or a Compulsory Repurchase Instrument, a Shareholder may not Transfer all or any portion of the Repurchase Instrument or Compulsory Repurchase Instrument to any person (collectively a “Repurchase Instrument Transfer”), except for a Repurchase Instrument Transfer that is effected solely by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Shareholder or otherwise or a Repurchase Instrument Transfer that is effected with the written consent of a Transfer Decision Person, which consent may be given or withheld in its sole and absolute discretion and any such permitted transferee shall become automatically subject to and bound by the terms of the Repurchase Instrument or Compulsory Repurchase Instrument, as the case may be, without any action on their part.

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(b)         Without limiting Article VIII, Section 1(a) hereof, the Trust shall not consent to a Transfer of all or a portion of a Shareholder’s Shares unless the person to whom such Shares are to be Transferred is a person whom the Trust reasonably believes is an “accredited investor,” as such term is defined in Regulation D under the Securities Act or any successor thereto. Any transferee that acquires Shares by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of a Shareholder or otherwise shall be entitled to the allocations and distributions allocable to Shares so acquired and to Transfer such Shares in accordance with the terms of this Declaration, but to the extent permitted by applicable law (including the 1940 Act) shall not be entitled to the other rights of a Shareholder unless and until such transferee becomes a substituted Shareholder.  If a Shareholder transfers its Shares with the approval of a Transfer Decision Person, the Trust shall promptly take all necessary actions so that the transferee is admitted to the Trust as a Shareholder.  Each Shareholder effecting a Transfer and its transferee agree to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with such Transfer.

(c)          Each Shareholder shall indemnify and hold harmless all Transfer Decision Persons, the Trust, the Trustees, the Investment Adviser, each other Shareholder and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Shareholder in violation of this Section and (ii) any misrepresentation by such Shareholder in connection with any such Transfer.

Section 2.           Repurchase of Shares.

(a)           Except as otherwise provided in this Declaration, no Shareholder or other person holding Shares shall have the right to require the Trust to redeem its Shares.  The Trustees may, from time to time and in their complete and exclusive discretion and on such terms and conditions as they may determine (subject to the 1940 Act and other applicable law), cause the Trust to offer to repurchase Shares pursuant to written tender offers.  In determining whether to cause the Trust to offer to repurchase Shares pursuant to written tender offers, the Trustees shall consider the recommendation of the Investment Adviser or any of its Affiliates, and may also consider the following factors, among others:

(i)         whether any Shareholders have requested to tender Shares to the Trust;

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(ii)         the liquidity of the Trust’s assets (including fees and costs associated with the Master Fund withdrawing from Hedge Funds);

(iii)        the investment plans and working capital requirements of the Trust;

(iv)        the history of the Trust in repurchasing Shares;

(v)        the availability of information as to the value of the Master Fund’s interests in underlying Hedge Funds;

(vi)       the conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs; and

(vii)      any anticipated tax or regulatory consequences to the Trust of any proposed repurchases of Shares.

The Trustees shall cause the Trust to repurchase Shares pursuant to written tender offers only on terms they determine, in their sole discretion, to be reasonable and fair to the Trust and to all Shareholders.

(b)         A Shareholder who tenders for repurchase only a portion of such Shareholder’s Shares shall be required to retain Shares with a value equal to an amount specified in the Prospectus.  If a Shareholder tenders an amount that would cause the value of the Shareholder’s Shares to be less than the required minimum amount the Trust reserves the right to reduce the amount to be purchased from the Shareholder pursuant to the tender so that the required minimum amount is maintained or to cause the Trust to repurchase the Shareholder’s entire interest in the Trust.

(c)          Any Trustee or the Investment Adviser or any of its Affiliates may tender its, his or her Shares under this Section.

(d)          The Trustees may cause the Trust to repurchase the Shares of a Shareholder or any person acquiring Shares from or through a Shareholder, and each Shareholder shall by acquiring such Shares be deemed to have affirmatively consented to such repurchase, in the event that the Trustees in their sole discretion determine that:

(i)        such Shares have been transferred in violation of Article VIII, Section 1 hereof, or such Shares have vested in any person other than by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence, dissolution, merger, reorganization or termination of a Shareholder and the Trustees, in its sole discretion, did not approve the admission of a substitute Shareholder;

(ii)        ownership of such Shares by a Shareholder or other person is likely to cause the Trust to be in violation of, or require registration of any Shares under, or subject the Trust to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

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(iii)       continued ownership of such Shares by a Shareholder may be harmful or injurious to the business or reputation of the Trust, the Trustees, the Investment Adviser or any of their affiliates, or may subject the Trust, or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

(iv)       any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

(v)       ownership of Shares by the Shareholder would cause the Trust to be subject to additional regulatory or compliance requirements imposed by laws other than the Securities Act, the Exchange Act or the 1940 Act; or

(vi)       it would be in the best interests of the Trust for the Trust to repurchase the Shares or a portion of them, including without limitation in connection with the liquidation or termination of the Trust.

(e)          Repurchases pursuant to Trust tender offers shall be effective as of the end of the Notice Date Period after receipt and acceptance by the Trust of all eligible written tenders of Shares from Shareholders and, unless otherwise determined by the Trustees from time to time, including as a result of changes in applicable law or the interpretation thereof, shall be subject to the following repurchase procedures:

(i)         Shareholders choosing to tender Shares for repurchase must do so within the applicable Notice Date Period.  Shares (or a portion thereof) will be valued in accordance with the Trust’s valuation procedures as of the Repurchase Valuation Date;

(ii)       promptly after the Notice Date Period, each Shareholder whose Shares (or a portion thereof) have been accepted for repurchase will have the rights and be bound by the terms of a repurchase instrument (“Repurchase Instrument”), including the right to be paid an amount equal to the value, determined as of the Repurchase Valuation Date and in accordance with Article VI hereof, of the repurchased Shares (or a portion thereof);

(iii)       the Repurchase Instrument will be un-certificated, non-negotiable, non-interest bearing and nontransferable;

(iv)       a Shareholder who is bound by the terms of the Repurchase Instrument (the “Payee”) shall retain all rights, with respect to its tendered Shares, to inspect the books and records of the Trust and to receive financial and other reports relating to the Trust until the payment date.  Except as otherwise provided in the preceding sentence or in the Repurchase Instrument, such Payee shall not be a Shareholder of the Trust and shall have no other rights (including, without limitation, any voting rights) under this Declaration.  For purposes of calculating the value of the repurchased Shares, the amount payable to the Payee will take into account and include all Trust income, gains, losses, deductions and expenses through the Repurchase Valuation Date.  If the Trust is liquidated or dissolved prior to the original Repurchase Valuation Date, the Repurchase Valuation Date shall become the date on which the Trust is liquidated or dissolved and the value of the repurchased Shares will be calculated in accordance with the foregoing sentence.

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(v)       The initial payment in respect of the Repurchase Instrument (“Initial Payment”) will be made as of the later of (i) any Business Day that is within 45 days after the Repurchase Valuation Date, or (ii) if the Master Fund has requested withdrawals of its capital from any Hedge Funds in order to fund the repurchase of Shares, within ten Business Days after the Master Fund has received at least 90% of the aggregate amount withdrawn from the Hedge Funds.  The Trustees, in their sole discretion, may hold back any amount due in respect of the Repurchase Instrument and make payments in respect of the Repurchase Instrument in any number of installments as they may determine in their sole discretion;

(vi)      The second and final payment in respect of the Repurchase Instrument (“Post-Audit Payment”) is expected to be the difference, if any, of (i) the value of repurchased Shares, determined as of the Valuation Date and based upon the results of the annual audit of the Trust’s financial statements for the year in which the Valuation Date occurs, and (ii) the Initial Payment.  The Post Audit Payment will be made promptly after completion of the annual audit of the Trust’s financial statements.  No interest will be paid on any amounts owed under the Repurchase Instrument.  The Repurchase Instrument may be prepaid, without premium, penalty or notice, at any time on or after the Repurchase Valuation Date.

Notwithstanding anything in the foregoing to the contrary, the Trustees, in their sole and absolute discretion, may pay all or any portion of the Repurchase Instrument in marketable Securities (or any combination of marketable Securities and cash).  The Trustees may from time to time amend the foregoing policies and procedures and establish such other policies and procedures in connection with the repurchase of Shares as it deems to be necessary or desirable and in the interests of the Trust and the Shareholders, including without limitation the imposition of fees for the repurchase of all or some Shares through tender offers.

(f)           In the event that the Trustees determine that the Trust should repurchase all or a portion of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, pursuant to Article VIII, Section 2(d) hereof, repurchases shall be subject to the following repurchase procedures unless otherwise determined by the Trustees from time to time:

(i)        Shares (or a portion thereof) will be valued in accordance with the Trust’s valuation procedures as of the “Compulsory Repurchase Valuation Date” (which date, unless otherwise determined by the Trustees, shall be the last Business Day of the quarter in which the Trust intends to repurchase the Shares);

(ii)        promptly after the Trustees determine that the Trust should repurchase all or a portion of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, pursuant to Article VIII, Section 2(d) hereof, the Trust will give to such Person whose Shares (or portion thereof) have been called for repurchase (a “Compulsorily Repurchased Shareholder”) notice of the Trust’s intent to repurchase the Shares and the expected Compulsory Repurchase Valuation Date for such Shares;

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(iii)        promptly after the Compulsorily Repurchased Shareholders have been given notice of the Trust’s intent to repurchase Shares, each Compulsorily Repurchased Shareholder will have the rights and be bound by the terms of a repurchase instrument (the “Compulsory Repurchase Instrument”), including the right to be paid an amount equal to the value, determined as of the Compulsory Repurchase Valuation Date and in accordance with Article VI hereof, of the repurchased Shares;

(iv)       the Compulsory Repurchase Instrument will be un-certificated, non-negotiable, non-interest bearing and nontransferable;

(v)        a Shareholder who is a bound by the terms of a Compulsory Repurchase Instrument (the “Compulsory Repurchase Instrument Payee”) shall retain all rights, with respect to its tendered Shares, to inspect the books and records of the Trust and to receive financial and other reports relating to the Trust until the payment date.  Except as otherwise provided in the preceding sentence or in the Compulsory Repurchase Instrument, such Compulsory Repurchase Instrument Payee shall not be a Shareholder of the Trust and shall have no other rights (including, without limitation, any voting rights) under this Declaration.  For purposes of calculating the value of the repurchased Shares, the amount payable to the Compulsory Repurchase Instrument Payee will take into account and include all Trust income, gains, losses, deductions and expenses through the Compulsory Repurchase Valuation Date.  If the Trust is liquidated or dissolved prior to the original Compulsory Repurchase Valuation Date, the Compulsory Repurchase Valuation Date shall become the date which the Trust is liquidated or dissolved and the value of the repurchased Shares will be calculated in accordance with the foregoing sentence;

(vi)       The initial payment in respect of the Compulsory Repurchase Instrument (“Compulsory Initial Payment”) will be made as of the later of (i) any Business Day that is within 45 days after the Compulsory Repurchase Valuation Date, or (ii) if the Master Fund has requested withdrawal of its capital from one or more Hedge Funds in order to fund the repurchase of Shares, within ten Business Days after the Master Fund has received at least 90% of the aggregate amount withdrawn from such Hedge Funds. The Trustees, in their sole discretion, may hold back any amount due in respect of the Compulsory Repurchase Instrument and make payments in respect of the Compulsory Repurchase Instrument in any number of installments as it may determine in their sole discretion;

(vii)     The second and final payment in respect of the Compulsory Repurchase Instrument (“Compulsory Post-Audit Payment”) is expected to be the difference, if any, of (i) the value of repurchased Shares, determined as of the Compulsory Repurchase Valuation Date and based upon the results of the annual audit of the Trust’s financial statements for which the year in which the Compulsory Repurchase Valuation Date occurs, and (ii) the Compulsory Initial Payment.  The Compulsory Post Audit Payment will be made promptly after completion of the annual audit of the Trust’s financial statements.  No interest will be paid on any amounts owed under the Compulsory Repurchase Instrument. The Compulsory Repurchase Instrument may be prepaid, without premium, penalty or notice, at any time on or after the Repurchase Valuation Date.

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Notwithstanding anything in the foregoing to the contrary, the Trustees, in their sole and absolute discretion, may pay all or any portion of the Compulsory Repurchase Instrument in marketable Securities (or any combination of marketable Securities and cash).

ARTICLE IX

Duration; Termination of the Trust; Mergers; Etc.

Section 1.          Duration.

Subject to possible termination in accordance with the provisions of Article IX, Section 2 hereof, the Trust created hereby shall have perpetual existence.

Section 2.          Termination.

(a) The Trust may be dissolved, only upon approval of not less than eighty percent (80%) of the Trustees or in accordance with the provisions of Article V, Section 1 hereof. Upon the dissolution of the Trust

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up as contemplated by Section 3808(e) of the Delaware Statutory Trust Act. The Trustees may, to the extent they deem appropriate, adopt a plan of liquidation at any time preceding the anticipated dissolution date, which plan of liquidation may set forth the terms and conditions for implementing the dissolution and liquidation of the Trust under this Article VIII.  Shareholders of the Trust shall not be entitled to vote on the adoption of any such plan or the dissolution and liquidation of the Trust under this Article VIII except to the extent required by the 1940 Act.  Following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b) After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

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Section 3.          Amendment Procedure.

(a) Except as specifically provided in this Section 3, the Trustees may, without Shareholder vote, restate, amend or otherwise supplement this Declaration of Trust.  Shareholders shall have the right to vote on:

(i)          any amendment that would affect their right to vote granted in Article V, Section 3 hereof;

(ii)          any amendment to this Section 3 of Article IX;

(iii)        any amendment that may require their vote under applicable law or by the Trust’s registration statement, as filed with the Commission; and

(iv)        any amendment submitted to them for their vote by the Trustees.

(b)          Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 5 hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 3 hereof as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment.  The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

Notwithstanding any other provision hereof, until such time as the Trust commences operations, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

Section 4.          Merger, Consolidation and Sale of Assets.

(a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval, unless such approval is required by applicable law:

(i)          cause the Trust to merge or consolidate with or into one or more trusts or corporations (or series or classes thereof to the extent permitted by law), partnerships, associations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust’s registration under the 1940 Act and that is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;

(ii)         cause the Shares to be exchanged under or pursuant to any state or federal statute or regulation to the extent permitted by law; or

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(iii)        cause the Trust to reorganize as a corporation, trust, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

(b)          Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c)          Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act and any successor provisions, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 4 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

(d)          The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and may provide for the conversion of Shares in the Trust into beneficial interests in any such newly created trust or trusts or any series of classes thereof.

(e)          The approval of the Trustees shall be sufficient to cause the Trust to sell and convey all or substantially all of the assets of the Trust to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust.  Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder structure.

Section 5.          Subsidiaries.

Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, convey, and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

Section 6.          Certain Transactions.

(a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Article IX, Section 6, the types of transactions described in paragraph (c) of this Article IX, Section 6 shall require the affirmative vote or consent of a majority of the Trustees then in office followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares outstanding, excluding the Shares of a Principal Shareholder (as defined in paragraph (b) of this Section) when any such Principal Shareholder is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law.

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(b) The term “Principal Shareholder” shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares of all outstanding classes or series and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, Person or entity with which its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c) This Section shall apply to the following transactions:

(i) The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(ii) The issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan).

(iii) The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)

(iv) The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d) The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if at least eighty percent (80%) of the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by a Majority Shareholder Vote shall be the only vote of Shareholders required by this Section, or (ii) any such transaction with any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

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(e) The Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a corporation, person or entity beneficially owns five percent (5%) or more of the outstanding Shares of any class or series, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than two percent (2%) of the total assets of the Trust, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

ARTICLE X
Miscellaneous

Section 1.          Liability of Third Persons Dealing with Trustees.

No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2.          Filing of Copies, References, Headings.

The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and/or amendments.  In this Declaration of Trust and in any such restatements and/or amendments, references to this Declaration of Trust, and all expressions such as “herein,” “hereof,” and “hereunder,” shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  This Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original.

Section 3.          Applicable Law.

(a)          This Declaration of Trust and the Trust created hereunder are to be governed by and construed and enforced in accordance with, the laws of the State of Delaware.  The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

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(b)          Notwithstanding the first sentence of Section 3(a), Article X hereof, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

Section 4.          Provisions in Conflict with Law or Regulations.

(a)          The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)          If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 5.          Statutory Trust Only.

It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act and to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time.  It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a statutory trust pursuant to the Delaware Act.  Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

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Section 6.          Writings.

Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law.

Section 7.          Exclusive Delaware Jurisdiction.

Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Act, this Declaration or the By-laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the By-laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, the Declaration or the By-laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

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Section 8.          Counterparts.

This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

[The remainder of this page is intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the Trustees named below, being the Trustees of Private Advisors Alternative Strategies Master Fund, have executed this Amended and Restated Agreement and Declaration of Trust as of the 4th day of June, 2015.

/s/ John Y. Kim	/s/ Richard S. Trutanic
John Y. Kim	Richard S. Trutanic

/s/ Susan B. Kerley	/s/ Roman L. Weil
Susan B. Kerley	Roman L. Weil

/s/ Alan R. Latshaw	/s/ John A. Weisser
Alan R. Latshaw	John A. Weisser

/s/ Peter Meenan	/s/ Richard H. Nolan, Jr.
Peter Meenan	Richard H. Nolan, Jr.

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